ANNEX II
                                       TO
                             SUBSCRIPTION AGREEMENT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                                       Right to Purchase 62,500 Shares of Common
                                        Stock of Titan Motorcycle Co. of America

                         TITAN MOTORCYCLE CO. OF AMERICA

                          COMMON STOCK PURCHASE WARRANT
NO. W-B-2

     TITAN MOTORCYCLE CO. OF AMERICA, a Nevada corporation (the "Company"), hereby certifies that, for value received, KOCH INVESTMENT GROUP LIMITED or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, and before 5:00 p.m., New York City time, on the Expiration Date (as hereinafter defined), 62,500 fully paid and nonassessable shares of Common Stock (as hereinafter defined) at a purchase price per share equal to the Purchase Price (as hereinafter defined). The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          "Closing Price" means $2.25 (subject to equitable adjustments from time to time on terms reasonably determined by the Board of Directors of the Company for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring or with respect to which "ex-" trading commences on or after the Issuance Date).

          "Common Stock" includes the Company's Common Stock, $.001 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          "Company" shall include Titan Motorcycle Co. of America and any corporation that shall succeed to or assume the obligations of Titan Motorcycle Co. of America hereunder in accordance with the terms hereof.

          "Expiration Date" means March 9, 2005.

          "Issuance Date" means the first date of original issuance of this Warrant.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "1933 Act" means the Securities Act of 1933, as amended.

          "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4.

          "Purchase Price" shall mean $2.00 per share, subject to adjustment as provided in this Warrant.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 7, 2000 by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

          "Subscription Agreement" means the Subscription Agreement, dated as of March 7, 2000, by and between the Company and the original Holder of this Warrant, as amended from time to time in accordance with its terms.

          "Trading Day" means a day on which the principal securities market for the Common Stock is open for general trading of securities.

     1. EXERCISE OF WARRANT.

     1.1 EXERCISE. (a) This Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time during the exercise period specified in the first paragraph hereof until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company's transfer agent and registrar for the Common Stock, with a copy to the Company, and by making payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

     (b) Notwithstanding any other provision of this Warrant, in no event shall the Holder be entitled at any time to purchase a number of shares of Common Stock on exercise of this Warrant in excess of that number of shares upon purchase of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and all persons whose beneficial ownership of shares of Common Stock would be aggregated with the Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, (each such person other than the Holder an "Aggregated Person" and all such persons other than the Holder, collectively, the "Aggregated Persons") (other than shares of Common Stock deemed beneficially owned through the ownership by the Holder and all Aggregated Persons of the Holder of the unexercised portion of this Warrant and the unexercised or unconverted portion of any other security of the Company which contains similar provisions) and (2) the number of shares of Common Stock issuable upon exercise of the portion of this Warrant with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence.

     1.2 NET  ISSUANCE.  Notwithstanding  anything to the contrary  contained in
Section 1.1, if on the date this Warrant is exercised or on the date the Company delivers stock certificates in connection with such exercise pursuant to Section 2 below (a) the Registration Statement (as defined in the Registration Rights Agreement) is not available to the Holder for the public resale of any of the shares of Common Stock issued upon exercise of this Warrant or (b) the Company is not in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under this Warrant, the Subscription Agreement, the Registration Rights Agreement and the Certificate of Designations (as defined in the Subscription Agreement)), the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant to the Company's transfer agent and registrar for the Common Stock together with the subscription form annexed hereto (duly executed by the Holder), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                            A

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
where:    X    = the number of shares of Common Stock to be issued to the Holder

          Y = the number of shares of Common Stock as to which this Warrant is to be exercised

          A = the current fair market value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

          B    = the Purchase Price

     As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the closing sale price of the Common Stock on the principal securities market on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on the principal securities market at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive Trading Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.

     2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by the Holder as a result of such failure.

     3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time after the Issuance Date, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

          (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3; PROVIDED, HOWEVEr, that if such property is not then available, the Company shall either (A) substitute cash or property of equivalent value or (B) reduce the Purchase Price and/or increase the number of shares of Common Stock issuable upon the exercise of this Warrant to reflect the value of the property distributable to stockholders, in each case in a manner reasonably satisfactory to the Holder) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the

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
case referred to in subdivisions (b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4. Notwithstanding anything in this
Section 3 to the contrary, no adjustments pursuant to this Section 3 shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last adjustment actually made would change the amount of stock or other securities and property which the Holder would hold by more than 1%.

     4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time after the Issuance Date, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, (c) effect an exchange of outstanding shares of the Company for securities of any other person or (d) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, share exchange, sale or conveyance, (i) the Company shall give at least 15 days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, share exchange, sale or conveyance and (ii) if the Holder does not so exercise this Warrant in full, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company purchasable and receivable upon exercise of the rights represented hereby immediately prior to such transaction) to purchase the kind and amount of shares of stock and other securities and property (including cash); PROVIDED, HOWEVER, that if such property is not then available, the Company shall either (A) substitute cash or property of equivalent value or (B) reduce the Purchase Price and/or increase the number of shares of Common Stock issuable upon the exercise of this Warrant to reflect the value of the property distributable to stockholders, in each case in a manner reasonably satisfactory to the Holder) receivable upon such reorganization, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such reorganization, consolidation, merger, share exchange, sale or conveyance. Any exercise of this Warrant pursuant to notice under this Section may, at the option of the Holder, be conditioned upon the closing of such reorganization, consolidation, merger, sale or conveyance which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.

     5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that after the Issuance Date the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to

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
receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

     6. ADJUSTMENT FOR CERTAIN STOCK ISSUANCES. In case at any time the Company shall issue shares of its Common Stock or debt or equity securities convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the "Newly Issued Securities"), other than (i) an issuance pro rata to all holders of its outstanding Common Stock, (ii) issuances pursuant to options, warrants and convertible securities outstanding on the Issuance Date (including securities issued pursuant to the Subscription Agreement) and (iii) issuances pursuant to stock option plans and other stock-based plans or arrangements approved by the Board of Directors of the Company, at a price below the Closing Price in effect at the time of such issuance, then following such issuance of Newly Issued Securities the number of shares of Common Stock which the Holder shall be entitled to receive upon exercise of this Warrant shall be increased and the Purchase Price shall be decreased to the respective amounts determined pursuant to this Section 6. The number of shares of Common Stock purchasable upon the exercise of this Warrant following any such adjustment shall be determined by multiplying the number of shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Securities (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Securities), plus (b) the number of Newly Issued Securities, and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Securities (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Securities), plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Securities would purchase at a price equal to the Closing Price in effect at the time of such issuance. Upon any adjustment under this Section 6, the number of shares of Common Stock purchasable upon exercise of this Warrant in full immediately after such adjustment shall be rounded to the nearest one-one-hundredth of a share of Common Stock subject, however, to Section 2 of this Warrant relating to fractional shares of Common Stock. Such adjustment of the number of shares purchasable provided for in this Section 6 may be expressed as the following mathematical formula:

                      X    =  W x [O+N]
                                  ------
                                 [O+(A/C)]

         where:

          A = aggregate consideration received by the Company for the Newly Issued Securities

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
          C = Closing Price in effect at the time of the issuance of the Newly Issued Securities

          N    = number of Newly Issued Securities

          O = number of shares of Common Stock outstanding (on a fully diluted basis, as described above) prior to the issuance of the Newly Issued Securities

          W = number of shares issuable upon exercise of this Warrant prior to the issuance of the Newly Issued Securities

          X = number of shares issuable upon exercise of this Warrant after the issuance of the Newly Issued Securities

Upon the issuance of such Newly Issued Securities, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to the issuance of the Newly Issued Securities and the denominator of which shall be the number of shares of Common Stock issuable upon the exercise of this Warrant after the issuance of the Newly Issued Securities as provided in this Section 6, and the product so obtained shall thereafter be the Purchase Price then in effect. The number of shares issuable upon exercise of this Warrant and the Purchase Price, as each is so adjusted, shall be readjusted in the same manner upon the happening of any successive issuances of Newly Issued Securities described in this Section 6.

     7. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     8. NOTICES OF RECORD DATE, ETC. In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company), or

          (c)  any  voluntary  or   involuntary   dissolution,   liquidation  or
     winding-up of the Company,

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
then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or a favorable vote of stockholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier. Any failure to receive such notice shall not affect the corporate action taken.

     9. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

     10. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed.

     11. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

     12. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 11, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

     13. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     14. WARRANT AGENT. In accordance with the Transfer Agent Agreement, dated as of March 7, 2000, by and among the Company, Signature Stock Transfer, Inc., as Transfer Agent and Registrar (the "Transfer Agent"), and the original Holder of this Warrant and the other common stock purchase warrants of like tenor issued by the Company in connection with the issuance of this Warrant, the Company has appointed the Transfer Agent as the exercise agent for purposes of issuing shares of Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1. The Company may, by notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 12 and replacing this Warrant pursuant to Section 13, or either of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

     15. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     16. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     17. NOTICES, ETC. All notices and other communications from the Company to the registered Holder or from the registered Holder to the Company shall be delivered personally (which shall include telephone line facsimile transmission with answer back confirmation) or by courier and shall be effective upon receipt, addressed to each party at the address or telephone line facsimile transmission number for each party set forth in the Subscription Agreement or at such other address or telephone line facsimile transmission number as a party shall have provided to the other party in accordance with this provision.

     18. TRANSFER RESTRICTIONS. By acceptance of this Warrant, the Holder represents to the Company that the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act, has reviewed the Company's periodic filings made under the 1934 Act and desires no further information, is aware of the risks of investing in the Company, and confirms that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Common Stock issuable upon exercise of this Warrant. The Holder acknowledges and agrees that this Warrant and, except as otherwise provided in the Registration Rights Agreement, the shares of Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be), registered under the 1933 Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and, except as provided in the Registration Rights Agreement, the Common Stock issuable upon exercise of this Warrant (if any) are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. Unless the shares of Common Stock issuable upon exercise of this Warrant have theretofore been registered for resale under the 1933 Act, the Company may require, as a condition to the issuance of Common Stock upon the exercise of this Warrant (i) in the case of an exercise in accordance with
Section 1.1 hereof, a confirmation as of the date of exercise of the Holder's representations pursuant to this Section 18, or (ii) in the case of an exercise in accordance with Section 1.2 hereof, an opinion of counsel reasonably satisfactory to the Company that the shares of Common Stock to be issued upon such exercise may be issued without registration under the 1933 Act.

     19. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel reasonably acceptable to the Company that registration is not required under said Act.

     20. AMENDMENT; WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding any other provision of this Warrant or the Subscription Agreement, in addition to the requirements of the immediately preceding sentence, any amendment of (x) Section 1.1(b), (y) the definition of the term Aggregated Person or (z) this sentence shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at a duly convened meeting of stockholders of the Company, and entitled to vote, or the consent thereto in writing by holders of a majority of the outstanding shares of Common Stock, and the stockholders of the Company are hereby expressly made third party beneficiaries of this sentence.

     21. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Arizona. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

Dated: March 9, 2000                    TITAN MOTORCYCLE CO. OF AMERICA



                                        By: /s/ Francis S. Keery
                                           -------------------------------------
                                        Title: Chief Executive Officer

                              FORM OF SUBSCRIPTION

                         TITAN MOTORCYCLE CO. OF AMERICA

                   (To be signed only on exercise of Warrant)

TO: Signature Stock Transfer & Trust, Inc.,    CC: Titan Motorcycle Co.
    as Exercise Agent                              of America
    14675 Midway Road                              2222 West Peoria Avenue
    Suite 221                                      Phoenix, Arizona  85029
    Dallas, Texas 75244

     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ______________ shares of Common Stock, as defined in the Warrant, of Titan Motorcycle Co. of America, a Nevada corporation (the "Company").

     2. The undersigned Holder (check one):

     [ ] (a) elects to pay the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $___________, or (ii) by wire transfer of United States funds to the account of the Company in the amount of $____________, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

     or

     [ ] (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant as permitted by and calculated in accordance with Section 1.2 of the Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  Name:
                       ------------------------------------------
                  Address:
                          ---------------------------------------

     4. The undersigned Holder confirms with respect to such Holder and the shares of Common Stock issuable pursuant to this exercise the representations set forth in Section 18 of the Warrant.

Dated:                              --------------------------------------------
      --------- --, ----            (Signature must conform to name of Holder as
                                    specified on the face of the Warrant)

                                    --------------------------------------------
                                    (Address)

                                    --------------------------------------------


                                      S-2